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                                                                Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       XIONICS DOCUMENT TECHNOLOGIES, INC.

                    Incorporated pursuant to a Certificate of
                 Incorporation filed with the Secretary of State
                  of the State of Delaware on December 30, 1992
                 -----------------------------------------------

     XIONICS DOCUMENT TECHNOLOGIES, INC. (the "Corporation"), a Delaware corporation, hereby certifies that this Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of
Delaware:

     FIRST: The name of the corporation is Xionics Document Technologies, Inc.

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent is Corporation Service Company The address of the Corporation's principal office in The Commonwealth of Massachusetts is 70 Blanchard Road, Burlington, Massachusetts, 01803.

     THIRD: The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 50,000,000, consisting solely of:

     40,000,000 shares of common stock, $.01 par value per share ("COMMON
                STOCK"); and


     10,000,000 shares of Preferred Stock, $.01 par value per share ("PREFERRED
                STOCK").


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A.   PREFERRED STOCK.
     ---------------

     The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to establish and designate the different series, and to fix and determine the voting powers, designations, preferences, and relative, participating, optional or other special rights, if any, and qualifications, limitations, and restrictions thereof, if any, as shall be stated or expressed in a resolution or resolutions of the Board of Directors providing for the issue of such series of Preferred Stock, which powers, preferences, rights, qualifications, limitations and restrictions need not be uniform among series, and may include, without limitation:

          (a) the distinctive serial designation and the number of shares constituting the series;

          (b) the dividend rate or rates on share of the series, whether dividends are cumulative and, if so, from which date, the payment date or dates for dividends on shares of the series, and the participating or other special rights, if any, with respect to dividends;

          (c) the voting powers, full or limited, if any, of shares of the series;

          (d) whether shares of the series are redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

          (e) the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any class or series of stock of the Corporation ranking junior to the shares of the series;

          (f) whether the shares of the series are entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of the series and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

          (g) whether the shares are convertible into, or exchangeable for, shares of any other class or classes or of any

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     other series of the same or any other class or classes of capital stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

          (h) any other preferences, privileges and powers, and relative participating, optional or other special rights, qualifications, limitations or restrictions, as the Board of Directors may deem advisable and as are not inconsistent with the provisions of this Amended and Restated Certificate of Incorporation or applicable law.

     Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of Preferred Stock may be made dependent upon facts ascertainable outside the resolution or resolutions providing for the issue of such series adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series is clearly and expressly set forth in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors.

     Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly so provided in such resolution or resolutions. No resolution, vote or consent of the holders of the capital stock of the Corporation shall be required in connection with the creation or issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of this Amended and Restated Certificate of Incorporation, the right to any such resolution, vote, or consent being expressly waived by all present and future holders of the capital stock of the Corporation.

B.   COMMON STOCK.
     ------------

     1.   Dividends
          ---------

     The holders of record of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors from time to time out of any funds of the Corporation at the time legally available for the payment of dividends, subject to the dividend rights of outstanding shares of the Corporation's Preferred Stock.


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     2.   Liquidation
          -----------

     In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of record of shares of Common Stock shall be entitled to receive PRO RATA the assets of the Corporation available for distribution, after the holders of outstanding shares of Preferred Stock shall have received such payment or distribution from the assets of the Corporation as they shall be entitled to receive.

     The merger or consolidation of the Corporation into or with any other corporation, the merger of any other corporation into it, or the sale or lease of all or substantially all of the assets of the Corporation shall not be deemed to be a liquidation, dissolution, or winding up of the Corporation for the purposes of this Section B(2).

     3.   Voting Rights
          -------------

     Except as otherwise expressly provided by law, and subject to any voting rights that may be granted by the Board of Directors to holders of any class or series of Preferred Stock, all the voting power of the Corporation shall be vested, as to all matters requiring stockholder approval, in the Common Stock. Each holder of record of a share or shares of Common Stock shall have the right to one vote per share.

     FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the Corporation by statute:

          (a) The size of the Board of Directors shall be fixed by the Board of Directors from time to time, but in no event shall there be less than three
     (3) directors, and in no event shall any amendment decreasing the number of directors have the effect of shortening the term of any incumbent director.

          (b) From and after the closing (or first closing) of the Corporation's initial public offering of Common Stock pursuant to an effective registration statement ("IPO CLOSING") the Board of Directors shall be divided into three classes of directors, such classes to be as nearly equal in number of directors as possible, having staggered three-year terms of office, the term of office of the directors of the first

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     such class ("Class I") to expire as of the first annual meeting of the
     Corporation's stockholders following the IPO Closing, those of the second class ("Class II") to expire as of the second annual meeting of the Corporation's stockholders following the IPO Closing, and those of the third class ("Class III") to expire as of the third annual meeting of the Corporation's stockholders following the IPO Closing, such that at each annual meeting of stockholders after the IPO Closing, nominees will stand for election to succeed those directors whose terms are to expire as of such meeting. Any director serving as such pursuant to this paragraph (b) of Article FIFTH may be removed only for cause pursuant to the vote of the holders of a majority of the shares of the Corporation's stock entitled to vote for the election of directors. Those directors in office immediately prior to the IPO Closing shall be allocated among Class I, Class II and Class III as determined by a resolution or resolutions of the Board of Directors, which may have been adopted prior to the effectiveness of this Amended and Restated Certificate of Incorporation.

          (c) The Board of Directors shall have the power and authority: (1) to adopt, amend or repeal by-laws of the Corporation, subject only to such limitations, if any, as may be from time to time imposed by other provisions of this Certificate, by law, or by the By-Laws; and (2) to the fullest extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the Corporation, including after-acquired property, and to exercise all of the powers of the Corporation in connection therewith. In case of any vacancy on the Board of Directors, the vacancies shall be filled by the directors at the time having voting power, as may be prescribed herein and in the By-Laws. Directors need not be stockholders of the Corporation. The election of directors need not be by written ballot.

     SIXTH: No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; PROVIDED, HOWEVER, that to the extent required from time to time by applicable law, this Article Sixth shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transactions from which the

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director derived an improper personal benefit. No amendment to or repeal of this
Article Sixth shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

     SEVENTH: Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, by reason of being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith, as further provided in the By-Laws.

        EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Company and its stockholders or any class or series of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 391 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class or series of stockholders of the Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority of the number representing three-fourths (3/4ths) in value of the creditors or class of creditors, and/or of the stockholders or class or series of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or stockholders or class or series of

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stockholders of the Corporation, as the case may be, and also on the
Corporation.

     NINTH: The Board of Directors, when considering a tender offer or merger or acquisition proposal, may take into account factors in addition to potential short-term economic benefits to stockholders of the Corporation, including without limitation (A) comparison of the proposed consideration to be received by stockholders in relation to the then current market price of the Corporation's capital stock, the estimated current value of the Corporation in a freely negotiated transaction, and the estimated future value of the Corporation as an independent entity and (B) the impact of such a transaction on the employees, suppliers, and customers of the Corporation and its effect on the communities in which the Corporation operates.

     TENTH: Effective from and after the IPO Closing, any action required or permitted to be taken by the stockholders of the Corporation may be taken only at a duly called annual or special meeting of the stockholders, and not by written consent in lieu of such a meeting, and special meetings of stockholders may be called only by the Chairman of the Board of Directors, the President, or a majority of the Board of Directors.

     ELEVENTH: Effective from and after the IPO Closing, the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the outstanding voting stock of the Corporation (in addition to any separate class vote that may in the future be required pursuant to the terms of any outstanding Preferred Stock) shall be required to amend or repeal any of the provisions of this Amended and Restated Certificate of Incorporation, to amend, adopt or repeal the Company's By-Laws (without, however, limiting the power and authority of the Board of Directors to amend, adopt or repeal By-Laws), or to reduce the numbers of authorized shares of Common Stock or Preferred Stock.

         Executed on                   , 1996.
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                       XIONICS DOCUMENT TECHNOLOGIES, INC.

                       By:
                          -------------------------------
                       Title:
                             ----------------------------